SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 12, 2008

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2008, Washington Real Estate Investment Trust (the “Trust”) announced the appointment of William “Bill” T. Camp, 46, to Executive Vice President and Chief Financial Officer-Elect, effective November 12, 2008. Mr. Camp will succeed Sara L. Grootwassink as EVP/CFO as she plans to resign due to a personal relocation to the West Coast. Ms. Grootwassink will continue in her current position until February 28, 2009 to ensure a smooth transition.

Mr. Camp brings 16 years of finance and capital markets experience to the Trust, serving most recently as Vice President, Assistant Director of Equities at Wachovia Securities, LLC. Prior to the merger between Wachovia and A.G. Edwards & Sons, Inc. in October 2007, Mr. Camp served as Assistant Director of Equity and Fixed Income Research at A.G. Edwards from 2004. Previously Mr. Camp served five years as Vice President, REIT Research Manager and seven years as a Senior Public Finance Investment Banker, also with A.G. Edwards. Mr. Camp has a BS in Mathematics, and a BS and MS in Engineering Mechanics from the University of Wisconsin. He also has an MBA from Washington University.

Mr. Camp will have an annual base salary of $330,000. Effective January 1, 2009, he will be eligible to participate at the Executive Vice President level in the Trust’s short-term incentive plan and the Trust’s long-term equity incentive compensation awards made pursuant to the Trust’s 2007 Omnibus Long-Term Incentive Plan. As well, on such date Mr. Camp will be eligible to participate in the Trust’s deferred compensation plan and supplemental executive retirement plan. The Trust will reimburse Mr. Camp for costs associated with his move to Washington, D.C.

On the commencement of his employment with the Trust on November 12, 2008, Mr. Camp will receive Restricted Share Units with a market value of $200,000 that will vest ratably over five years. Also upon the commencement of his employment, Mr. Camp will enter into the Trust’s standard Change in Control Agreement for the Executive Vice President level, which provides for payments and benefits in the event of termination due to a change in control.

A full description of the Trust’s compensation programs, including the standard Change in Control Agreement, is contained in the Trust’s 2008 Proxy Statement from pages 8 to 12. This description is incorporated by reference herein and is attached hereto at Exhibit 99.2.

Item 9.01	Financial Statement and Exhibits

(d) Exhibit No.	Description

99.1	Press release dated October 14, 2008

99.2	2008 Proxy statement pages 8 to 12

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST (Registrant)

By:	/s/ Laura Franklin
Laura Franklin Executive Vice President – Accounting, Administration and Corporate Secretary

Dated October 15, 2008